UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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MOTIENT CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Motient Corporation
12010 Sunset Hills Road, 9th Floor
Reston, VA 20190

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Motient Corporation to be held at 10:00 a.m., local time, on July 12, 2007 at 12010 Sunset Hills Road, 9th Floor, Reston, Virginia 20190.

The formal notice of the annual meeting and proxy statement are attached to this letter. This material contains information concerning the business to be conducted at the meeting and the nominees for election as directors.

Even if you are unable to attend the meeting in person, it is important that your shares be represented. Whether or not you plan to attend the annual meeting, please complete, date, sign and return the enclosed proxy card. You may revoke your proxy at any time before it is exercised by giving written notice to, or filing a duly executed proxy bearing a later date with the Secretary of the Company, or by voting in person at the meeting.

By order of the Board of Directors,

/s/ Jeffrey W. Epstein
Jeffrey W. Epstein
General Counsel and Secretary

Motient Corporation
12010 Sunset Hills Road, 9th Floor
Reston, VA 20190

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To our Stockholders:

The 2007 annual meeting of stockholders of Motient Corporation (“Motient” or the “Company”) will be held at 10:00 a.m., local time, on July 12, 2007 at 12010 Sunset Hills Road, 9th Floor, Reston, Virginia 20190. At the meeting, stockholders will act on the following matters:

1.	Election of five directors;

2.	Amendment of the 2006 Motient Corporation Equity Incentive Plan to reserve an additional 5,000,000 shares of the Company’s common stock for issuance thereunder, increasing the number of shares so reserved from 10,000,000 to 15,000,000, and to increase the maximum number of options issuable to any single individual in any year from 750,000 to 1,000,000 shares;

3.	Amendment of the Company’s Restated Certificate of Incorporation to change the name of the Company from Motient Corporation to TerreStar Corporation;

4.	Ratification of the appointment of Friedman LLP as independent auditors for the Company for the fiscal year ending December 31, 2007; and

5.	Any other matters that properly come before the meeting or any postponements or adjournments thereof.

Holders of record of Motient’s common stock at the close of business on June 6, 2007 will be entitled to notice of and to vote at the meeting or any adjournments or postponements thereof. A list of such stockholders will be available at the Company’s headquarters, 12010 Sunset Hills Road, 9th Floor, Reston, Virginia 20190, for examination during normal business hours by any stockholder for any purpose germane to the meeting for a period of ten days prior to the meeting.

Please date, sign and complete the enclosed proxy and return it without delay, even if you plan to attend the annual meeting, in the enclosed envelope, which requires no postage if mailed in the United States.

By order of the Board of Directors,

/s/ Jeffrey W. Epstein
Jeffrey W. Epstein
Secretary

Reston, VA
June 12, 2007

Motient Corporation
12010 Sunset Hills Road, 9th Floor
Reston, VA 20190

PROXY STATEMENT

We are providing this proxy statement to you in connection with the solicitation on behalf of our Board of Directors of proxies to be voted at the 2007 annual meeting of stockholders of Motient Corporation (“we,” “us,” or the “Company”) to be held on July 12, 2007, beginning at 10:00 a.m., local time, at 12010 Sunset Hills Road, 9th Floor, Reston, Virginia 20190 and at any postponements or adjournments thereof. This proxy statement and the enclosed proxy are first being mailed to the Company’s stockholders on or about June 12, 2007.

Our directors, officers and employees may solicit proxies in person or by telephone, mail, electronic mail, facsimile or telegram. We will pay the expenses of soliciting proxies, although we will not pay additional compensation to these individuals for soliciting proxies.

Management expects that the only matters to be presented for action at the meeting will be the election of directors, the amendment of the 2006 Motient Corporation Equity Incentive Plan to reserve an additional 5,000,000 shares of the Company’s common stock for issuance thereunder and to increase the maximum number of options issuable to any single individual in any year from 750,000 to 1,000,000 shares, the amendment of the Company’s Restated Certificate of Incorporation to change the Company’s name to TerreStar Corporation and the ratification of Friedman LLP as independent auditors.

At the close of business on June 6, 2007, the record date for determining the stockholders entitled to notice of and to vote at the meeting, there were outstanding and entitled to vote 85,922,044 shares of the Company’s common stock, par value $0.01 per share. Each share of common stock entitles the holder to one vote on all matters presented at the meeting.

ABOUT THE MEETING

What is the purpose of the annual meeting?

At our annual meeting, stockholders will act upon the matters described in the accompanying notice of meeting, including the election of five directors, the amendment of the 2006 Motient Corporation Equity Incentive Plan to reserve an additional 5,000,000 shares of the Company’s common stock for issuance thereunder and to increase the maximum number of options issuable to any single individual in any year from 750,000 to 1,000,000 shares, the approval of the proposed amendment to the Company’s Restated Certificate of Incorporation to change the Company’s name to TerreStar Corporation and the ratification of Friedman LLP as our independent auditors. In addition, our management will respond to questions from stockholders.

Who is entitled to vote?

Only holders of record of the Company’s common stock at the close of business on the record date, June 6, 2007, are entitled to receive notice of and to vote at the meeting, or any postponements or adjournments of the meeting. Each holder of common stock is entitled to one vote at the annual meeting for each share held by such stockholder.

Who can attend the meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock of the Company issued and outstanding on the record date and entitled to vote at the annual meeting will constitute a quorum. A quorum is required for business to be conducted at the meeting. As of June 6, 2007, 85,922,044 shares of common stock of the Company were outstanding and entitled to vote. If you submit a properly executed proxy card, even if you abstain from voting, then you will be considered for purposes of determining the presence of a quorum at the annual meeting. However, abstentions are not counted in the tally of votes FOR or AGAINST a proposal. A WITHHELD vote is treated the same as an abstention. Broker non-votes, which are described below, will also be counted for purposes of determining the presence of a quorum at the annual meeting.

How do I vote?

Mark, sign and date each proxy card you receive and return it in the prepaid envelope. Your shares will be voted as you indicate on the proxy card. If you return your signed proxy card but do not mark the boxes indicating how you wish to vote, your shares will be voted FOR proposals 1, 2, 3 and 4.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised at the meeting. Regardless of the way in which you submitted your original proxy, you may change it by:

•	Returning a later-dated, signed proxy card;

•	Delivering a written notice of revocation to Computershare, 250 Royall Street, Canton,
Massachusetts, 02021; or

•	Voting in person at the meeting.

If your shares are held through a broker or other nominee, you will need to contact that institution if you wish to change your voting instructions.

What are the Board’s recommendations?

The Board’s recommendations are set forth after the description of each item in this proxy statement. In summary, the Board recommends a vote:

•	FOR the election of the five persons nominated to serve as directors (see Proposal 1);

•

FOR the amendment of the 2006 Motient Corporation Equity Incentive Plan to reserve an additional 5,000,000 shares of the Company’s common stock for issuance thereunder and to increase the maximum number of options issuable to any single individual in any year from 750,000 to 1,000,000 shares (see Proposal 2);

•	FOR approval of the proposed amendment to the Company’s Restated Certificate of Incorporation to change the Company’s name to TerreStar Corporation (see Proposal 3); and

•	FOR ratification of the Audit Committee’s selection of Friedman LLP as our independent auditors (see Proposal 4).

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors.

What vote is required to approve each item?

        A quorum is required in order to transact any business at the meeting.

•	Election of Directors. The affirmative vote of a plurality of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote is required for the election of the nominees as directors. That is, the nominees receiving the greatest number of votes will be elected. A “WITHHELD” vote will not affect the election of the nominees as directors.

•	Other Proposals. The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote is required to (i) approve the amendment to the 2006 Motient Corporation Equity Incentive Plan, and (ii) ratify Friedman LLP as our independent auditors. The affirmative vote of the holders of the majority of the shares of outstanding common stock is required to amend the Company’s Restated Certificate of Incorporation.

•	Effect of Withheld Votes and Abstentions. In the election of directors, you may withhold your vote. Withheld votes will have no effect on the outcome of the election. You may vote to “abstain” on each of the other three proposals. If you vote to “abstain” on a proposal, your shares will be counted as present at the meeting for purposes of that proposal and will have the same effect as a vote against that proposal.

•	Broker-dealers who hold their customer’s shares in street name may, under the applicable rules of the exchange and other self-regulatory organizations of which the broker-dealers are members, sign and submit proxies for such shares and may vote such shares on routine matters, which under such rules typically include the election of directors and ratification of auditors. Broker-dealers may not vote such shares on other matters without specific instructions from the customers who beneficially own such shares. Proxies signed and submitted by broker-dealers which have not been voted on matters described in the previous sentence are referred to as broker non-votes. Broker non-votes on a particular matter are not deemed to be shares present and entitled to vote on such matters. Broker non-votes, if any, will not be counted as votes cast on any proposal.

Who will count the vote?

The Secretary of the Company will count the votes and act as the inspectors of election at the annual meeting.

What shares are included on my proxy card(s)?

The shares on your proxy card(s) represent ALL of your shares of common stock that the Company’s stock transfer records indicate that you hold. If you hold shares through a broker or other nominee, you will receive a separate voting instruction card for those shares.

What does it mean if I receive more than one proxy card?

If your shares are registered under different names or are in more than one account, you will receive more than one proxy card. To ensure that all your shares are voted, sign and return all proxy cards. We encourage you to have all accounts registered in the same name and address (whenever possible). You can accomplish this by contacting our transfer agent, Computershare, at (781) 575-4593.

How will voting on any other business be conducted?

We currently do not know of any business to be considered at the 2007 annual meeting other than the proposals described in this proxy statement. If any other business is properly presented at the annual meeting, your proxy gives authority to Jeffrey W. Epstein to vote on such matters at his discretion.

How much did this proxy solicitation cost?

We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing, of this proxy statement, the proxy and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services. Except as described above, we do not presently intend to solicit proxies other than by mail.

How can I submit a stockholder proposal for the 2008 annual meeting of stockholders

To be considered for inclusion in our proxy statement and form of proxy for the 2008 annual meeting stockholder proposals must be received at our offices by February 13, 2008. Proposals must meet all of the requirements of the SEC and our Amended and Restated Bylaws to be eligible for inclusion in our 2008 proxy materials, and must be submitted in writing delivered or mailed to the Secretary, Motient Corporation, 12010 Sunset Hills Road, 9th Floor, Reston, Virginia 20190. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to the 2008 annual meeting of stockholders any stockholder proposal which may be omitted from the Company’s proxy materials pursuant to applicable regulations of the SEC in effect at the time such proposal is received.

ELECTION OF DIRECTORS
(Proposal 1)

Motient’s Amended and Restated Bylaws allow for the Board of Directors to fix the number of directors, and Motient’s Board of Directors currently consists of five members. All of the current members of the Board of Directors have been nominated for election to the Board of Directors to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified or until their earlier resignation or removal.

Approval of the nominees requires the affirmative vote of a plurality of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote on the election of the nominees. It is intended that the persons named in the proxy will, unless otherwise instructed, vote for the election of the five nominees listed below. If for any reason any nominee should not be available for election or able to serve as a director, the persons named in the proxy intend to vote for the election of such substitute nominee for director as the Board of Directors may designate. It is not anticipated that any of the nominees will be unable or unwilling to serve as a director.

The Board of Directors recommends that stockholders vote “FOR” the election of the five persons nominated to serve as directors.

The following table sets forth, for each nominee for election as a director, his name, title, age and the year in which he first became a director of the Company. The nominees have furnished the information set forth below and elsewhere in this proxy statement concerning them and their security holdings to Motient.

Name	Title	Age	Began Service

Jacques Leduc	Director	44	2006
David Meltzer	Director	46	2006
William Freeman	Director and Chairman	54	2007
Robert Brumley	Director	58	2006
David Andonian	Director	50	2006

Jacques Leduc. Mr.Leduc has served on our Board of Directors since April 2006. He is a co-founder and managing partner of Trio Capital Inc., a private equity and venture capital firm that he started in January 2006, which invests primarily in telecommunications and new media. He served as Chief Financial Officer of Microcell Telecommunications Inc., a nationwide wireless operator in Canada, from February 2001 through November 2004, and as Vice President Finance and Director Corporate Planning from January 1995 to February 2001. Mr.Leduc holds a Masters degree in Business Administration from Ecole des Hautes Etudes Commercials de Montreal and a Bachelors degree in Business Administration from the Universite du Quebec a Montreal. Mr.Leduc has also served as a member of the board of directors of Rural Cellular Corporation, Inc., a wireless communications service provider, since May 2005.

David Meltzer. Mr. Meltzer has served on our Board of Directors since February 2006. Mr. Meltzer has served as Senior Vice President for International Services for the American Red Cross since July 2005, with overall responsibility for international disaster response activities, international development programs and various international policy matters. From January 2002 to February 2005, Mr. Meltzer served as the General Counsel and Executive Vice President for Regulatory Affairs for Intelsat Global Service Corporation, a wholly-owned subsidiary of Intelsat, Ltd. From July 2001 to September 2001, he served as Vice President and General Counsel of Intelsat Global Services Corporation. From December 1999 to September 2001 he served as Vice President and General Counsel for Intelsat, Ltd. From 1989 to December 1999, Mr. Meltzer served in various other positions with Intelsat, including as Senior Director in the Corporate Restructuring Division. Mr. Meltzer holds a B.A. in International Relations from the University of Pennsylvania and a J.D. from George Washington University National Law Center.

William M. Freeman. Mr. Freeman has served on the Board of Directors since February 2007, as Chairman of the Board since March 2007 and on the TerreStar Networks Inc. board of directors since May 2005. From May 2004 to February 2005, Mr. Freeman was the Chief Executive Officer of Leap Wireless International, Inc. From January 1994 to January 2004, Mr. Freeman was a senior executive, most recently President - Public Communications Group, at Verizon. Mr. Freeman also serves on the board of directors of the CIT Group, Inc. Mr. Freeman holds a B.A. in Economics from Drew University and an MBA in Finance and Management from Rutgers University. In addition, Mr. Freeman also participated in advanced management programs at Harvard, the Brookings Institute and Rutgers.

Robert H. Brumley. Mr. Brumley has served as our President and Chief Executive Officer since September 2006 and a member of our Board of Directors since July 2006. Mr. Brumley has also served as President and Chief Executive Officer of TerreStar Networks Inc. since July 2005. He has also served as the President and Chief Executive Officer of TerreStar Global since February 2006. Mr. Brumley also serves on the board of directors of iBasis, Inc. Since December 2002, Mr. Brumley served as Chairman and a Managing Member of Pegasus Global, of which he was a founder. From February 2000 until July 2002, Mr. Brumley was the Executive Vice President for Strategy and Corporate Development for Cambrian Communications, LLC, which filed for bankruptcy in September 2002. Mr. Brumley retired from the U.S. Marine Corps as a Lieutenant Colonel in 1990. Mr. Brumley holds a B.A. in Political Science and History from East Tennessee State University and a J.D. from University of Tennessee, George C. Taylor College of Law.

David Andonian. Mr. Andonian has served on our Board of Directors since May 2006. He is currently a Managing Director of Dace Ventures, where has worked since August 2006. From May 2003 to December 2004, Mr. Andonian served as Executive Chairman of the board of directors, and from January 2004 to January 2006, Mr. Andonian served as the Chief Executive Officer, of Affinnova, Inc. From December 2002 to April 2003, Mr. Andonian served as an Executive in Residence at Flagship Ventures. From July 2001 to September 2002, Mr. Andonian served as President and Chief Operating Officer at CMGI, a leading NASDAQ 100 internet marketing and infrastructure provider. At CMGI, he managed domestic and international operations and was instrumental in leading the company’s growth initiatives through its business development, mergers and acquisitions, corporate strategy and marketing functions. Prior to joining CMGI, Mr. Andonian held several executive level positions from January 1996 to November 1997 with PictureTel Corporation, including General Manager of its Personal Systems Division and Vice President of Worldwide Marketing. He began his career in sales at IBM where he spent over fifteen years in various sales, marketing and general management positions including VP of Worldwide Marketing and Brand Management for IBM’s PC Company. Mr. Andonian holds a B.A in Business Management from the Isenberg School of Management at the University of Massachusetts.

CORPORATE GOVERNANCE

On an annual basis each director and executive officer is obligated to complete a Directors and Officers Questionnaire which requires disclosure of any transactions with the Company in which the director or executive officer, or any member of his or her immediate family, have a direct or indirect material interest. The Board is charged with resolving any conflicts of interest involving the Chief Executive Officer, the Chief Financial Officer or any executive officer of the Company.

Communications with the Board

Stockholders and other interested parties may communicate with one or more members of the Board or the non-management directors as a group in writing by regular mail. The following address may be used by those who wish to send such communications by regular mail:

[Board of Directors] or [Name of Individual Director(s)]
Motient Corporation
c/o General Counsel
12010 Sunset Hills Road, 9th Floor
Reston, Virginia 20190

Any such communication must contain (i) a representation that the stockholder is a holder of record of stock of the corporation, (ii) the name and address, as they appear on the Company’s books, of the stockholder sending such communication, and (iii) the class and number of shares of Motient that are beneficially owned by such stockholder.

The Board has instructed the General Counsel to review all communications so received and to exercise his discretion not to forward to the Board correspondence that is inappropriate such as business solicitations, frivolous communications and advertising, routine business matters (i.e. business inquiries, complaints, or suggestions) and personal grievances. However, any director may at any time request the General Counsel to forward any and all communications received by the General Counsel and not forwarded to the Board.

Code of Ethics

We have adopted a Code of Ethics that applies to all employees, managers and officers, including our principal executive officer, principal financial officer and principal accounting officer. This Code of Ethics has been approved by our Board of Directors, and has been designed to deter wrongdoing among officers and employees and promote honest and ethical conduct, full, fair, accurate and timely disclosure, compliance with applicable laws, rules and regulations, prompt internal reporting of code violations, and accountability for adherence to our code. The Code of Ethics is intended to comply with Item 406 of Regulation S-K of the Securities Exchange Act of 1934. The Code of Ethics is available on our website, www.motient.com, under the “Ethics Policy” tab of our “Company Information” page.

MEETINGS AND COMMITTEES OF THE BOARD

Board Meetings

The Board of Directors conducts its business through meetings and through its committees. The Board of Directors consisted of seven directors at the start of 2006. One director resigned and two were added in February, and one director was added in each of in April and May. At our annual meeting in 2006, five incumbent directors declined to stand for reelection, and five incumbent directors were reelected along with one new director. One director resigned in February 2007.

Each director is expected to devote sufficient time, energy and attention to ensure diligent performance of his or her duties and to attend all Board, applicable committee and stockholders’ meetings. The Board of Directors met 25 times during 2006. During 2006, each director attended or participated in at least 75% of the aggregate of the meetings held by our Board of Directors and each committee of the Board of Directors on which he or she served during the period for which he or she served. One member of our Board of Directors, Robert Brumley, is an employee of Motient and TerreStar Networks Inc., our majority-owned subsidiary.

Board Committees

The Board has three standing committees to facilitate and assist the Board in the execution of its responsibilities. The committees are currently the Audit Committee, the Compensation and Stock Option Committee and the Nominating Committee. In accordance with best practice, all the committees are comprised solely of non-employee, independent directors. The charter of each committee is available in print to any stockholder who requests it. The table below shows current membership of each of the standing Board committees:

Compensation and Stock Option
Audit Committee	Committee	Nominating Committee
Jacques Leduc*	David Meltzer*	David Andonian*
David Andonian	David Andonian	Jacques Leduc
William Freeman	William Freeman	David Meltzer
William Freeman
* Denotes Committee Chairman

Audit Committee

In 2006, the Audit Committee consisted of Jonelle St. John, Raymond Steele and Gerald Goldsmith through July 2006. In July 2006, Ms. St. John and Mr. Goldsmith resigned from the Audit Committee and the Board of Directors, and Mr. LeDuc and Mr. Andonian joined the Audit Committee. Each member of the Audit Committee is independent as defined under the rules of the National Association of Securities Dealers, Inc. The Audit Committee is responsible for reviewing our internal auditing procedures and accounting controls and will consider the selection and independence of our outside auditors. During 2006, the Audit Committee met eight times. In February 2007, Mr. Steele resigned form the Board of Directors and the Audit Committee, and Mr. Freeman joined the Audit Committee.

Our Board of Directors has determined that Jacques Leduc is the “Audit Committee financial expert” as such term is defined under Item 401(h) of Regulation S-K. Stockholders should understand that this designation is a disclosure requirement of the SEC related to Mr. Leduc’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose on Mr. Leduc any duties, obligations or liability that are greater than are generally imposed on him as a member of the Audit Committee and Board of Directors, and his designation as the Audit Committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or Board of Directors. In making this determination, the Board of Directors considered Mr. Leduc’s educational background, and business experience, which is described above.

Compensation and Stock Option Committee

The Compensation and Stock Option Committee or Compensation Committee consisted of Raymond Steele, Gerald Goldsmith, Gerry Kittner and Jonelle St. John through July 2006, and Raymond Steele, David Meltzer and David Andonian from July 2006 to February 2007. In February 2007 the committee was restructured to its present composition. The Compensation and Stock Option Committee is responsible for reviewing certain of Motient’s compensation programs, making recommendations to the Board of Directors with respect to compensation and administering our stock option plan. During 2006, the Compensation and Stock Option Committee met eight times.

Nominating Committee

The Nominating Committee is responsible for selecting candidates to stand for election as directors. All of the Nominating Committee members are independent as defined under the rules of the National Association of Securities Dealers, Inc. Our Nominating Committee’s charter is available on our website, www.motient.com. During 2006 the Nominating Committee met five times.

Nominations for Directors

Identifying Candidates

The Nominating Committee is responsible for screening potential director candidates and recommending qualified candidates to the Board for nomination. The committee considers recommendations of potential candidates from current directors, management and stockholders. Stockholders’ nominations for directors must be made in writing and be addressed to the Chairman of the Nominating Committee in care of the Secretary of the Company at the Company’s headquarters address listed below, and must be received no later than February 13, 2008 in order to be included in the proxy statement for the next annual election of directors.

Chairman of the Nominating Committee Motient Corporation c/o Corporate Secretary 12010 Sunset Hills Road, 9th Floor Reston, Virginia 20190

Any such stockholder nomination notice should clearly indicate that it is a recommendation of a director candidate by a stockholder and must set forth (i) the name, age, business address and residential address of the recommended candidate; (ii) the principal occupation or employment of such recommended candidate; (iii) the class and number of shares of our stock that are beneficially owned by such recommended candidate; (iv) description of all understandings or arrangements between the stockholder and the recommended candidate and any other person or persons pursuant to which the recommendations are to be made by the stockholder; and (v) any other information relating to such recommended candidate that is required to be disclosed in solicitations of proxies for the election of directors. In addition, such notice must contain (i) a representation that the stockholder is a holder of record of our common stock entitled to vote at such meeting; (ii) the name and address, as they appear on our books, of the stockholder proposing such nomination; (iii) the class and number of shares of our common stock that are beneficially owned by such stockholder; (iv) any material interest of the stockholder in such recommendation; and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, in such stockholder’s capacity as proponent of a stockholder proposal. Assuming that a stockholder recommendation contains the information required above, the Nominating Committee will evaluate a candidate recommended by a stockholder by following substantially the same process, and applying substantially the same criteria, as for candidates identified through other sources.

Independent Director Meetings

The independent members of our Board of Directors meet in conjunction with each regularly scheduled meeting of our Board of Directors and other sessions may be called at the request of the independent directors.

Attendance at Annual Meetings

Motient does not have a policy regarding the attendance of Board members at annual meetings. No current director attended the 2006 annual meeting of stockholders in person.

Compensation Committee Interlocks and Insider Participation

All members of the Compensation Committee are independent directors, and none of them are past or present employees or officers of the Company or any of our subsidiaries. No member of our Compensation Committee has any relationship with us requiring disclosure under Item 404 of Regulation S-K under the Exchange Act. None of our executive officers has served on a board or compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers serve on our board or our compensation committee.

AUDIT COMMITTEE REPORT

The Audit Committee reports as follows with respect to the audit of our fiscal 2006 audited financial statements:

Management is responsible for Motient Corporation’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of Motient’s consolidated financial statements in accordance with generally accepted auditing standards and expressing an opinion on the conformity of those audited financial statements in accordance with generally accepted accounting principles. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee has met and held discussions with management regarding the audited financials statements. Management has represented to the Audit Committee that Motient’s consolidated financial statements were prepared in accordance with generally accepted accounting principles.

We have discussed with Motient’s independent auditors, Friedman LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement on Auditing Standards No. 90, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have received and reviewed the written disclosures and the letter from Friedman LLP required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors’ independence.

Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the financial statements referred to above be included in Motient Corporation’s annual report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors:

Jacques Leduc (Chair) David Andonian William Freeman

EXECUTIVE OFFICERS OF MOTIENT

Robert H. Brumley. See Mr. Brumley’s biography above.

Neil L. Hazard. Mr. Hazard has served as our Executive Vice President, Chief Financial Officer, Treasurer and principal financial officer since September 2006. Mr. Hazard also has served as Chief Financial Officer of TerreStar Global since October 2006 and has served as Chief Financial Officer and Treasurer of TerreStar Networks Inc. since July 2006. In November 2006, Motient named Mr. Hazard as its interim Chief Operating Officer. Mr. Hazard retained his titles of Executive Vice President, Chief Financial Officer, Treasurer and principal financial officer of Motient. From July 2001 to December 2005, Mr. Hazard served as Chief Operating Officer at Primus Telecommunications Group, where he also served as Chief Financial Officer from February 1996 to October 2004. Mr. Hazard received a B.S. in Engineering from Johns Hopkins University, an M.S. in Computer Systems Management from the University of Maryland and an M.B.A. from the Harvard Business School. He is a Certified Public Accountant and a Certified Management Accountant.

Jeffrey W. Epstein. Mr. Epstein has served as our General Counsel and Secretary since September 2006. Mr. Epstein has served as the Acting General Counsel and Secretary since October 2006 and the Associate General Counsel and Secretary from July 2006 to December 2006 of TerreStar Networks Inc. From October 2003 to July 2006, Mr. Epstein served as Director, Assistant General Counsel, Transactions, for Capital One Financial Corporation. From March 2000 to September 2003, he was an associate at the law firm Piper Rudnick LLP. Mr. Epstein earned a B.A. in Business Administration from the University of Florida, a J.D. from St. Thomas University School of Law and an L.L.M. in Securities and Financial Regulation from Georgetown University Law Center.

Michael J. Reedy. Mr. Reedy has served as TerreStar’s Acting Chief Operating Officer, Senior Vice President—Network Operations since June 2005. Mr. Reedy also has served as a Senior Vice President of TerreStar Global since February 2006. From January 2003 to August 2005, Mr. Reedy served as Chief Operating Officer of Pegasus Global, of which he was a co-founder. From February 2002 to January 2003, Mr. Reedy served in a variety of senior positions at Cambrian Communications, LLC, which filed for bankruptcy in September 2002. Mr. Reedy holds a B.A. in International Economics from Virginia Polytechnic Institute and State University, an M.B.A. in International Business and Finance and an M.A. in International Economics, Law and Latin American Development from The George Washington University, where he was a Keller Fellow in International Finance.

Dennis W. Matheson. Mr. Matheson has served as TerreStar’s Acting Chief Technology Officer, Senior Vice President—Satellite Operations since January 2006. Mr. Matheson also has served as a Senior Vice President of TerreStar Global since February 2006. From August 1993 to January 2006, Mr. Matheson served as Chief Technical Officer of Motient. Mr. Matheson was an executive officer of Motient at the time it filed for Chapter 11 protection. Mr. Matheson holds a B.S. in Electrical Engineering from Clemson University and an M.S. in Electrical Engineering from the University of Tennessee.

Doug Sobieski. Mr. Sobieski has served as TerreStar’s Senior Vice President—Wireless Networks since January 2006 and Acting Chief Marketing Officer since October 2006. From April 1996 to December 2005, Mr. Sobieski served in various senior positions, most recently as National Senior Vice President of Broadband Wireless at XO Communications, which filed a Chapter 11 bankruptcy petition in June 2002. Mr. Sobieski holds a B.S. in Electrical Engineering and an M.S. in Business and Engineering from the University of Utah.

Myrna J. Newman. Ms. Newman, elected as a Vice President of Motient in August 2005, has served as Motient’s Controller, and Chief Accounting Officer. Ms. Newman served as Motient’s Principal Financial Officer from May 2004 until September 2006. From 2001 to 2003, she was Vice President of Finance for Heads and Threads International LLC, a subsidiary of Allegheny Corporation and distributor of fasteners. Prior to that, from 1995 to 2001, she was the controller of Heads and Threads. Ms. Newman received a Bachelors of Science in Accountancy from DePaul University and an MBA from the University of Chicago. She is a Certified Public Accountant in Illinois.

Christopher W. Downie. Mr. Downie was our Executive Vice President, Chief Operating Officer and Treasurer from May 2004 to September 2006. From March 2004 to May 2004, Mr. Downie was appointed to the position of Executive Vice President, Chief Operating Officer and Treasurer, and designated our Principal Executive Officer. From April 2003 to March 2004, he served as Vice President, Chief Financial Officer and Treasurer. From May 2002 to April 2003, Mr. Downie worked as a consultant for CTA, a communications consulting firm. While with CTA, Mr. Downie was primarily engaged on Motient-related and other telecom-related matters. From February 2000 to May 2002, Mr. Downie served as Senior Vice President and Chief Financial Officer of BroadStreet Communications, Inc. From August 1993 to February 2000, Mr. Downie was a Vice President in the Investment Banking Division of Daniels & Associates, LP, an investment bank focused on communications. From 1991 to 1993, Mr. Downie was in the Corporate Finance Department of Bear Stearns & Co. Inc. Mr. Downie served on the board of directors of TerreStar Networks Inc. from May 2005 until September 2006. Mr. Downie has a BA in History from Dartmouth College and an MBA from New York University Stern School of Business.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows the compensation paid by Motient and its subsidiaries for the fiscal year ended December 31, 2006 to the Chief Executive Officer, the Chief Financial Officer, the next three most highly compensated executive officers as of December 31, 2006, one additional person who served as the principal executive officer and one additional person who served as the principal financial officer in 2006, neither of whom were serving in those capacities on December 31, 2006.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation on Earnings ($)	All Other Compensation ($)(2)	Total ($)
Robert	2006	300,000	365,625		3,201,232	---	---	6,965	3,873,822
Brumley President, CEO (3)	2005	142,437	---	---	572,018	---	---	3,313	717,768
Neil Hazard Executive Vice President, CFO (4)	2006	131,154	103,125	---	474,000	---	---	20	708,299
Dennis	2006	200,000	150,000	---	2,401,500	---	---	140	2,751,640
Matheson (5)	2005	190,800	28,800	---	56,321	---	---	298	276,219
	2004	192,880	89,908	---	---	---	---	248	283,036
Michael	2006	200,000	191,667	---	2,198,478	---	---	---	2,590,145
Reedy (6)	2005	76,923	---	---	317,022	---	---	100	394,045
Doug Sobieski (7)	2006	200,000	150,000	---	2,401,500	---	---	200	2,751,700
Christopher	2006	178,154	191,250	---	2,486,870	---	---	620,048 (10)	3,476,322
W. Downie	2005	231,058	50,000	2,318,750	395,031	---	---	312	2,995,131
Executive Vice President, COO and Treasurer (8)	2004	225,707	---	---	989,970	---	---	264	1,215,941
Myrna J.	2006	154,808	100,000	---	1,456,017	---	---	20,822 (11)	1,731,647
Newman	2005	135,692	118,300	278,250	203,382	---	---	209	735,833
Vice President, CAO, Controller (9)	2004	138,641	---	---	---	---	---	166	138,807

(1)	Note: Option award amounts were calculated in accordance with FAS 123R, including the effect of acceleration of the TerreStar Networks options, using the exercise price of the Option award on the date of grants. In addition, each amount reflected in this column is the compensation cost recognized by Motient during fiscal 2006 under Statement of Financial Accounting Standard No. 123R (Share-Based Payment) for grants made in 2006 and prior years. The fair value of each grant is estimated on the date of grant using the Black-Scholes option-pricing model.
(2)	Includes group term life insurance premiums, severance payments for Mr. Downie, paid time off payments for Mr. Downie and Ms. Newman, and includes COBRA payments for Mr. Brumley.

(3)	Mr. Brumley’s employment began in July 2005. Option awards reflect 225,000 TerreStar options granted on July 18, 2005. Mr. Brumley’s bonus for 2005 of $140,625 was paid in 2006.
(4)	Mr. Hazard’s employment began in July 2006. Option awards reflect 200,000 TerreStar options granted on July 11, 2006.
(5)	Mr. Matheson’s option awards reflect 18,000 Motient option awards granted in August 2005 and 150,000 TerreStar options granted on January 2, 2006.
(6)	Mr. Reedy’s employment began in August 2005. Option awards reflect 150,000 TerreStar options granted on August 15, 2005. Mr. Reedy’s bonus for 2005 of $41,667 was paid in 2006.
(7)	Mr. Sobieski’s employment began in January 2006. Option awards reflect 150,000 TerreStar options granted on January 1, 2006.
(8)	Mr. Downie’s employment terminated on September 27, 2006. Option awards reflect 100,000 Motient options granted on August 4, 2004, 20,000 TerreStar options granted in July 2005 and 110,000 Motient options granted in August 2005. Mr. Downie also received an award of 125,000 shares of Motient restricted stock in March 2006. Mr. Downie was the Principal Executive Officer of Motient until September 27, 2006.
(9)	Ms. Newman’s option awards reflect 65,000 Motient options granted in August 2005, 15,000 TerreStar options granted in August 2006, and 110,000 Motient options granted in November 2006. Ms. Newman also received an award of 15,000 shares of Motient restricted stock in March 2006. Ms. Newman was the Principal Financial Officer of Motient until September 27, 2006.
(10)	Includes $593,438 paid out in severance pursuant to the employment agreement with Mr. Downie.
(11)	Includes $20,330 paid out as to Ms. Newman for accrued paid time off.

GRANTS OF PLAN-BASED AWARDS FOR FISCAL YEAR 2006
		Estimated Future Payouts Under Non- Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Namee (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)(4)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)	All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards (l)
Robert Brumley	---	---	$150,000	$365,625	----	---	---	---	---	---	---
Neil Hazard	7/11/2006	---	$137,500 (3)	$103,125	----	---	---	---	200,000 (1)	24.42	2.37
Dennis Matheson	1/2/2006	---	$100,000	$150,000	----	---	---	---	150,000 (1)	24.42	16.01
Michael Reedy	---	---	$100,000	$191,667	----	---	---	---	---	---	---
Doug Sobieski	1/1/2006	---	$100,000	$150,000	----	---	---	---	150,000 (1)	24.42	16.01
Christopher Downie	---	---	---	---	---	---	---	---	---	---	---
Myrna Newman	8/2/2006	---	---	---	---	---	---	---	15,000 (1)	24.42	2.37
	11/01/2006	---	---	---	---	---	---	---	110,000 (2)	10.80	7.65

(1)	Options granted under the 2002 TerreStar Networks Inc. Stock Incentive Plan
(2)	Options granted under the 2006 Motient Corporation Equity Incentive Plan
(3)	Based on Mr. Hazard’s annualized salary of $275,000. Bonus payment was based on partial year salary since Mr. Hazard joined TerreStar in July 2006.
(4)	Amounts in excess of target were considered and awarded by TerreStar Compensation Committee for milestones achieved during 2006.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2006
	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock that Have Not Vested (g)	Market Value of Shares or Units of Stock that Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($) (j)
Robert Brumley	225,000 (1)	---	---	24.42	7/17/2015	---	---	---	---
Neil Hazard	200,000 (1)	---	---	24.42	7/10/2016	---	---	---	---
Dennis Matheson	150,000 (1)	---	---	24.42	1/01/2016	---	---	---	---
Michael Reedy	150,000 (1)	---	---	24.42	8/14/2015	---	---	---	---
Doug Sobieski	150,000 (1)	---	---	24.42	12/31/2015	---	---	---	---
Christopher Downie	---	---	---	---	---	---	---	---	---
Myrna Newman	15,000 (1)	---	---	24.42	8/01/2016	---	---	---	---
	---	110,000 (2)	---	10.80	10/31/2016	---	---	---	---
	65,000 (2)	---	---	23.15	8/04/2015	---	---	---	---
	5,999 (2)	---	---	3.00	4/20/2013	---	---	---	---

(1)	Options granted under the 2002 TerreStar Networks Inc. Stock Incentive Plan
(2)	Options granted under the 2006 Motient Corporation Equity Incentive Plan

OPTION EXERCISES AND STOCK VESTED FOR FISCAL YEAR 2006
	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Christopher Downie	1,160	9,640	120,000	1,500,000
Myrna Newman	-	-	15,000	180,000

			-	-
			-	-

DIRECTOR COMPENSATION FOR FISCAL YEAR 2006
Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (f)	All Other Compensation ($) (g)	Total ($) (h)
David Andonian	49,500	400,500	155,850	---	---	---	605,850
Gerald Goldsmith (1)	112,500	400,500	14,550	---	---	---	527,550
David Grain	57,000	333,750	155,850	---	---	---	546,600
Gerry Kittner (1)	99,750	400,500	14,550	---	---	---	514,800
Jacques Leduc	49,500	400,500	155,850	---	---	---	605,850
David Meltzer	52,500	333,750	155,850	---	---	---	542,100
Stephen Singer (1)	67,500	467,250	14,550	---	---	---	549,300
Jonelle St. John (1)	120,250	400,500	14,550	---	---	---	535,300
Raymond Steele	206,250	1,296,750	457,125	---	---	---	1,960,125
Barry Williamson (1)	70,500	467,250	14,550	---	---	---	552,300

(1)	Ms. St. John and Messrs. Goldsmith, Kittner, Singer and Williamson did not stand for reelection at our 2006 Annual Meeting of Stockholders.

Board of Director Compensation

In February 2006, the Compensation and Stock Option Committee engaged a compensation consultant to review our directors and officers compensation programs. Based on that review, effective January 1, 2006, each non-employee member of the Board of Director is entitled to an annual retainer of $30,000, each member of the Compensation and Stock Option Committee and the Nominating Committee is entitled to an additional retainer of $5,000 per year, and each member of the Audit Committee is entitled to an additional retainer of $10,000 per year. In addition, the Chairperson of the Compensation and Stock Option Committee and the Nominating Committee receives an additional retainer of $10,000 per year and the Chairperson of the Audit Committee receives an additional retainer of $15,000 per year. In addition, non-employee members of the Board will receive meeting fees of $1,500 for each Board meeting in excess of six (6) per year. Each member of the Compensation and Stock Option Committee or the Nominating Committee will receive meeting fees of $2,000 for each committee meeting in excess of three (3) per year, each member of the Audit Committee will receive meeting fees of $2,500 for each meeting in excess of four (4) per year.

Members of the Board of Directors receive an initial grant of 20,000 restricted shares upon joining the Board of Directors and annual grants of 15,000 stock options upon re-election.

Raymond Steele retired from the Motient Board of Directors in February 2007. In connection with his retirement, the Board of Directors authorized a cash payment to Mr. Steele as if he continued to serve as Chairman of the Board and on the Audit and Compensation Committees through September 2007. In addition, the Board authorized the granting of his two remaining quarterly option grants under the Chairman compensation plan.

COMPENSATION DISCUSSION AND ANALYSIS

Explanatory Note and Overview

Our primary business is TerreStar Networks Inc. or TerreStar and as of March 31, 2007, we owned approximately 85% of TerreStar’s outstanding common stock. During 2006, we transitioned most of our operations and infrastructure to TerreStar and Motient’s workforce (excluding TerreStar) diminished from approximately seventy-five to ten employees by fiscal year end. Conversely, as we executed our business plan in 2006, TerreStar expanded its workforce from five to eighty-one employees by December 31, 2006. In 2007, we expect to increase our total number of employees as TerreStar continues to increase its staffing and operations. Given the foregoing changes, our dependence on the success of TerreStar’s business, and our recent restructuring transactions, we experienced a significant change in our management structure, and the methodology of our compensation system is currently under evaluation. It is anticipated that any compensation changes or approved structure will solely impact our majority-owned subsidiary, TerreStar and its executive officers and management. We expect that a new compensation structure will be finalized, approved by the Compensation Committee, and implemented during the second quarter of 2007 for TerreStar employees and certain executive officers of Motient, who also serve as officers of TerreStar.

This Compensation Discussion and Analysis provides an overview of the combined Motient and TerreStar compensation philosophy. For purposes of the following section, except where the context otherwise requires or unless otherwise indicated, the terms “we,” “our” and “us” refer to Motient.

The following discussion and analysis of compensation arrangements of our named executive officers should be read together with the compensation tables and related disclosures set forth elsewhere in this Annual Report. This discussion contains forward looking statements that are based on our current plans and expectations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion.

Compensation Committee Members

The Compensation and Stock Option Committee or Compensation Committee is responsible for establishing basic principles related to our compensation programs and for providing oversight of compensation programs and policies for senior executive officers. The Compensation Committee is currently comprised of David Meltzer, David Andonian and William Freeman, all of whom are independent, non-employee directors. From January 2006 through July 2006, the Compensation Committee consisted of Raymond Steele, Gerald Goldsmith and Gerry Kittner, and from July 2006 through February 2007, David Meltzer, David Andonian and Raymond Steele. The Compensation Committee maintains a practice of meeting prior to regularly scheduled meetings of the Board of Directors and generally holds executive sessions without management present. Mr. Meltzer serves as the Chairman of the Compensation Committee and sets the meetings and agendas.

Although the Compensation Committee does not currently have a charter, the Board of Directors has delegated to the Compensation Committee the responsibilities of reviewing and approving compensation granted to our executive officers and directors. The Compensation Committee has the authority to retain its own compensation consultant and to obtain advice and assistance from internal or external legal, accounting or other advisers as it sees fit. For example, in 2006, the Compensation Committee engaged Strategic Compensation Research Associates or SCRA, an independent third-party compensation consultant, to review and assess the company’s compensation practices for executives and directors. Specifically, SCRA provided recommendations to the Compensation Committee in 2006 with respect to the adoption of the Company’s 2006 Equity Incentive Plan and compensation for the Board of Directors, including the Chairman of the Board.

In 2006, the management of TerreStar engaged Mercer as its own independent third-party compensation consultant, to review and provide compensation benchmark analysis and studies to TerreStar’s management in connection with the development of a new compensation structure. Based on the results of Mercer’s benchmark of similarly situated companies, it was determined that the overall compensation of TerreStar’s employees, particularly at the senior management level, was below market. As discussed above, the compensation structure for TerreStar executives and certain of Motient’s executives, who also serve as executive officers of both TerreStar and Motient, is currently being evaluated to devise a compensation plan consistent with our overall compensation philosophy. We expect that this new compensation structure to be implemented in the second quarter of 2007.

At the request of the Compensation Committee, our Chief Executive Officer, Chief Financial Officer and General Counsel/Secretary regularly participate in Compensation Committee meetings with respect to compensation matters. In addition, the Chief Executive Officer was actively involved in discussions relating to setting the compensation levels for his direct reports as well as assisting in the formation and design of our compensation programs and policies. The Compensation Committee reviews and approves compensation components for the Chief Executive Officer and other executive officers including the following components:

•	Annual base salary;
•	Cash and equity bonuses, including target amounts;
•	Other equity or cash compensation;

•	Employment agreements, severance arrangements, and change in control agreements/provisions, as applicable; and
•	Any other material benefits, compensation or arrangements.

Compensation Committee Activity

During 2006, the Compensation Committee met eight times and acted on the following matters:

•	Director compensation;
•	Employee bonuses for 2006;
•	Amendment employment agreements with three executives (Messrs. Downie and Macklin and Ms. Newman);
•	Approval of a cash retention plan for certain employees in connection with the sale of assets to Geologic Solutions; and
•	Approval of compensation for the Chairman of the Board.

In addition to the above activities, as discussed herein, it is expected that the Compensation Committee will finalize and approve the new compensation structure being evaluated and considered for employees of TerreStar and certain executive officers of Motient. This compensation structure is expected to be implemented during the second quarter of 2007.

Compensation Philosophy

We design our compensation programs to enable us to attract, retain and motivate executive officers to support and achieve our short-term and long-term strategic goals, and to compliment our efforts to develop our integrated next-generation communications system. To the extent possible, the Compensation Committee also believes it is important to seek to foster a stockholder perspective in management by awarding stock options and other equity based awards to align the interests of our executives with those of our stockholders.

With respect to former Motient executive management, our Compensation Committee played an active role in setting compensation on a case-by-case basis according to the philosophy set forth above, giving particular consideration towards incenting outgoing management to complete certain strategic transactions.

With respect to the continuing Motient executive management, an individual’s compensation is determined with respect to each element based upon an independently conducted analysis of publicly-available compensation data and compensation survey data of comparable companies. The Chief Executive Officer delivers a performance evaluation for each of the other executive officers to the members of the Compensation Committee and makes recommendations on compensation arrangements, including adjustments in base salary, changes in target bonus awards and/or metrics for earning cash incentives and equity grants. Such recommendation is based on competitive market data and a variety of other factors, including individual performance, market competitive pressures, business conditions, the vesting and value of current equity grants, our overall performance and the potential financial impact of implementing the recommendations. The Compensation Committee considers, but is not bound to and does not always accept, the recommendations of the Chief Executive Officer with respect to executive officer compensation. In addition, the Compensation Committee occasionally seeks input from independent compensation consultants prior to making any final determinations.

To determine the compensation of our Chief Executive Officer and other executive officers, the Compensation Committee, through consultation with the remaining independent members of the Board of Directors, assesses each officer’s performance and considers competitive market data and other factors described herein.

We believe it is in our stockholders’ best interests to ensure that our executive compensation is competitive with those of other companies of similar size and complexity. The Compensation Committee seeks independent professional assistance and advice from outside consulting firms from time to time in the development and utilization of the competitive market data and the establishment of its executive compensation programs.

Based upon the compensation survey data and publicly-available information, we produced an overall range of competitive market data for the compensation of each of our executive officers and each of TerreStar’s executive officers.

Elements of Compensation

Base Salary

We target base salary at the median level of the compensation survey data and publicly-available information mentioned above in order to retain and reward executive talent. However, to better support our objective to retain and properly reward executive officers, we also consider other factors, such as duties and responsibilities not typically found in similar positions with comparable companies, prior experience, job performance, tenure, any distinctive value to the organization, and general market conditions.

Cash Incentives

We structure a cash incentive plan, our Bonus Plan, to align the financial incentives of our employees and executive officers with our short-term and long-term operating goals and interests of our stockholders, and to reward exceptional performance. Some of our executive officers who currently have employment agreements with TerreStar have cash bonus amounts set forth in such contracts. Messrs. Brumley and Hazard serve as officers of Motient and TerreStar but neither receives compensation for their service as executives of Motient. Each fiscal year, the Compensation Committee approves the structure, performance metrics as well as each metric’s relative weighting under our Bonus Plan. For 2006, the Compensation Committee considered the various goals and milestones established and achieved by TerreStar and its executive officers and ascribed a ratio of 1.5x to the bonus targets for exceeding these goals.

In 2006, the Chief Executive Officer’s annual target bonus was approximately 50% of his annual base salary and the annual target bonus for our Chief Financial Officer was 50% of his annual base salary. The fiscal 2006 bonuses for our Chief Executive Officer and Chief Financial Officer were based on targets established in their employment agreements multiplied by the ratio described above for exceeding the goals and objections. Similar calculations were used for other executive and employee bonuses and were paid out at the end of 2006.

Equity Incentives

We provide long-term incentive compensation through the award of stock options under our 2006 Equity Incentive Plan and TerreStar executives received stock options under the 2002 TerreStar Stock Option Plan. Given Motient’s majority ownership in TerreStar, it is expected that no additional awards will be made under the TerreStar option plan and future awards will be made solely under the Motient plan. We can also, but have not except to our Board of Directors, award restricted stock and other equity incentives under our 2006 Equity Incentive Plan. In the past, we had also granted stock options under our 2002 Stock Option Plan and restricted stock under our 2004 Restricted Stock Plan. No additional options or restricted stock may be granted under these plans in the future, however, the plans are still in effect with respect to outstanding equity already granted. These awards generally vest over a number of years or upon the occurrence of certain strategic transactions. Due to the various strategic transactions that we have undertaken over the last several years, many of these stock options have already vested for employees who had received these awards prior to the occurrence of the transactions.

The Compensation Committee regularly reviews our long-term incentive compensation practices. Potential changes include adjusting the mix of equity awards granted, adjusting the vesting schedule of the equity awards, and using other forms of equity and/or non-equity long term incentive compensation with vesting based upon the achievement of performance metrics. Consistent with our philosophy of paying for performance, no executive is entitled to an automatic equity grant. In determining the proper amount and mixture of equity awards granted to each executive officer, we consider a variety of factors, including such executive officer’s contribution to our performance, current equity holdings, ability to influence future performance and relative position within our organization, the competitive market data described above, the relative value of each equity award, the financial impact on our profitability and the dilutive impact to our stockholders.

In 2006, TerreStar granted options under the 2002 TerreStar Stock Option Plan to attract new hires as TerreStar built out its work force to eighty-one employees at year end. TerreStar’s stock options typically vest 1/3 per year and have a 10 year term. It is expected that any future awards will be solely made under the Motient option plan. In addition, both the TerreStar and Motient stock options generally have change in control vesting acceleration, forfeiture, transfer restrictions and other customary provisions.

In determining which elements of compensation are to be paid, and how they are weighted, we also take into account our compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code precludes us from taking a deduction for compensation in excess of $1 million for our executive officers named in the Summary Compensation Table. Certain performance-based compensation is specifically excluded from the deduction limit. Our policy is to qualify, to the extent reasonable, the compensation of our executive officers for deductibility under applicable tax laws. However, the Compensation Committee believes that its primary responsibility is to provide a compensation program to meet our stated objectives and that the loss of a tax deduction may be necessary in some circumstances.

Generally Available Benefit Plans and Executive Perquisites

In 2006, we provided each of our executive officers health care coverage and life insurance coverage that is generally available to all of our salaried employees. We also offer each of our executive officers the ability to participate in our tax-qualified 401(k) Plan on the same terms available to each of our salaried employees. Under our 401(k) Plan, we provide all employees with matching contributions that are subject to vesting over time. Our executive officers do not receive any retirement benefits beyond those generally available to our salaried employees.

Change of Control Agreements

Pursuant to a plan of reorganization, Motient entered into a change of control agreement, effective May 1, 2002, with each of Ms. Peterson, Mr. Crawford and eight other former vice presidents of Motient. Under the agreements, each officer is eligible to receive one year of their annual base salary (excluding cash bonus) in the event that both (x) a “change in control” or an anticipated “change in control,” as defined in the change of control agreement, has occurred and (y) the employee is terminated or his or her compensation or responsibilities are reduced. The events constituting a “change of control” generally involve the acquisition of greater than 50% of the voting securities of Motient, as well as certain other transactions or events with a similar effect. The agreements for Mr. Crawford and Ms. Peterson were amended and paid out in 2006. All other employees covered by these agreements are no longer employed by us.

On November 21, 2005, Motient entered into employment agreements with each of Mr. Downie, Ms. Newman and Mr. Macklin. The agreements provide for annual salaries of $240,000, $150,000 and $175,000, annual cash bonuses of up to 50%, 35% and 35%, and grants of 125,000, 15,000, and 15,000 shares of restricted common stock, respectively. The restricted stock grant and 176,664 unvested stock options will vest upon the consummation of a change of control. Ms. Newman’s and Mr. Macklin’s employment agreements provide for a severance payment of up to two year’s salary, bonus and benefits value upon termination by the company without cause, or upon termination by the employee for good reason. The severance amount payable to either Ms. Newman or Mr. Macklin decreases by one month’s pay for each month such employee is employed after November 2005, to a minimum severance payment of one year’s salary. Mr. Downie’s severance payment is equivalent to eighteen months’ of his salary, bonus and benefit value. On March 9, 2006 we amended the November 21, 2005 employment agreements with Mr. Downie, Ms. Newman and Mr. Macklin. The amendments were made to clarify certain provisions relating to events triggered by a change of control. Mr. Downie is no longer employed with us and his severance payment was made in 2006. In September 2006 and November 2006, we amended and restated the employment agreements with Mr. Macklin and Ms. Newman, respectively. These amendments reflected their new positions with us.

Compensation Committee Report on Executive Compensation

We, the Compensation Committee of the Board of Directors, have reviewed and discussed the Compensation Discussion and Analysis, or CD&A, within the Executive Compensation section of the annual report on Form 10-K with the management of the Company. Based on such review and discussion, we are of the opinion that the executive compensation policies and plans provide appropriate compensation to properly align Motient Corporations’ performance and the interests of its stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term. Accordingly, we recommended to the Board of Directors that the CD&A be included as part of the annual report on Form 10-K, as well as this filing.

Submitted by the Compensation Committee of the Board of Directors:

David Meltzer, Chairman
David Andonian
William Freeman

APPROVAL OF AMENDMENT TO THE 2006 MOTIENT CORPORATION EQUITY INCENTIVE PLAN
(Proposal 2)

Our stockholders are being asked to approve an amendment to our 2006 Motient Corporation Equity Incentive Plan, or the Plan, to:

•	increase the number of shares of the Company’s common stock reserved for issuance under the Plan by 5,000,000, to 15,000,000; and

•	increase the maximum number of options issuable to any single individual in any year from 750,000 to 1,000,000 shares.

The Plan currently has authority for the issuance of a total of 10,000,000 Incentive Stock Options, Non-Qualified Stock Options, Restricted Shares, Performance Shares and Performance Units.

The Board of Directors adopted the 2006 Motient Corporation Equity Incentive Plan in April 2006 and Motient’s Shareholders adopted it at the Company’s 2006 annual meeting. To date, the Board of Directors has granted under the Plan (i) an aggregate of 530,000 shares of restricted stock, vesting in five equal amounts over four years, and (ii) options to purchase an aggregate of 9,770,232 shares of common stock, and will grant options to purchase 15,000 shares of common stock to non-employee directors re-elected at the Annual Meeting. For details on this grant, please see “Board of Directors Compensation” above.

The Board of Directors believes that the amendment to increase the authorized number of shares available for issuance under the Plan is necessary to assure that a sufficient reserve of common stock is available for issuance under the Plan in order to allow us to continue to utilize equity incentives to attract and retain the services of key individuals essential to our long-term growth and financial success. The amendment to increase the maximum number of options issuable to any single individual in any year from 750,000 to 1,000,000 shares is intended to allow us to issue up to 1,000,000 options during a calendar year to any individual

We rely significantly on equity incentives in the form of stock option and restricted stock grants in order to attract and retain key employees and we believe that such equity incentives are necessary for us to remain competitive in the marketplace for executive talent and other key employees. In the judgment of the Board of Directors, grants under the Plan will be a valuable incentive and will serve to the ultimate benefit of stockholders by aligning more closely the interests of Plan participants with those of the our stockholders.

Summary of the 2006 Motient Corporation Equity Incentive Plan

The following is a summary of the principal features of the Plan as currently in effect. This summary is qualified in its entirety by the detailed provisions of the Plan, which was attached to the Company’s Proxy Statement filed June 15, 2006. Any stockholder who wishes to obtain a copy of the actual Plan document may do so upon written request to Motient at 12010 Sunset Hills Road, 9th Floor, Reston, VA 20190.

Administration. The Plan is administered by the Board of Directors and the Compensation Committee. Subject to the terms of the Plan, the Board of Directors or Compensation Committee may select participants to receive awards, determine the terms and conditions of awards and interpret provisions of the Plan.

Common Stock Reserved for Issuance under the Plan. The common stock issued, to the extent permitted by law, or to be issued under the Plan consists of authorized but unissued shares and treasury shares. If any shares covered by an award are not purchased or are forfeited, or if an award otherwise terminates without delivery of any common stock, then the number of shares of common stock counted against the aggregate number of shares available under the Plan with respect to the award will, to the extent of any such forfeiture or termination, again be available for making awards under the Plan.

Eligibility. Awards may be made under the Plan to employees or outside directors of us or any of our affiliates, including any such employee who is an officer or director of us or of any affiliate, and to any other individual service provider whose participation in the Plan is determined to be in the best interests of the Company by the Compensation and Stock Option Committee. Participation in the Plan is subject to the discretion of the Board of Directors or the Compensation and Stock Option Committee. On the record date, there were approximately three executive officers, 115 employees and ten non-employee directors of the Company and its subsidiaries (including TerreStar Networks Inc. employees) who were eligible to participate in the Plan.

Amendment or Termination of the Plan. The Board of Directors may terminate or amend the Plan at any time and for any reason. The Plan shall terminate in any event ten years after its effective date. Amendments will be submitted for stockholder approval to the extent required by the Internal Revenue Code or other applicable laws.

Option Awards. The Plan permits the granting of options to purchase shares of common stock intended to qualify as incentive stock options under the Internal Revenue Code and stock options that do not qualify as incentive stock options.

The exercise price of each incentive stock option may not be less than 100% of the fair market value of our common stock on the date of grant. In the case of certain 10% stockholders who receive incentive stock options, the exercise price may not be less than 110% of the fair market value of the common stock on the date of grant. An exception to these requirements is made for options that the Company grants in substitution for options held by employees of companies that the Company acquires. In such a case the exercise price is adjusted to preserve the economic value of the employee’s stock option from his or her former employer.

The term of each stock option is fixed by the Board of Directors or the Compensation and Stock Option Committee and may not exceed ten years from the date of grant. The Board of Directors or the Compensation and Stock Option Committee determines at what time or times each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments. The exercisability of options may be accelerated by the Board of Directors or the Compensation and Stock Option Committee.

In general, an optionee may pay the exercise price of an option by cash, certified check, or, if permitted by the Board of Directors and/or Compensation and Stock Option Committee, by means of a broker-assisted cashless exercise, or by any other means set forth in the optionee’s award agreement that is consistent with applicable laws, regulations or rules.

Stock options granted under the Plan may not be sold, transferred, pledged or assigned other than by will or under applicable laws of descent and distribution. However, we may permit limited transfers of non-qualified options for the benefit of immediate family members of grantees to help with estate planning concerns.

Effect of Certain Corporate Transactions. Certain change of control transactions involving Motient, such as a sale of the Company, may cause awards granted under the Plan to vest.

Adjustments for Stock Dividends and Similar Events. The Board of Directors will make appropriate adjustments in outstanding awards and the number of shares available for issuance under the Plan, including the individual limitations on awards, to reflect common stock dividends, stock splits and other similar events.

Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code limits publicly-held companies such as Motient to an annual deduction for federal income tax purposes of $1 million for compensation paid to their covered employees. However, performance-based compensation is excluded from this limitation. The Plan is designed to permit the Compensation and Stock Option Committee to grant options that qualify as performance-based for purposes of satisfying the conditions of Section 162(m).

The grant will satisfy the conditions of Section 162(m) if the grant is made by the Compensation and Stock Option Committee, the plan under which the option is granted states the maximum number of shares with respect to which options may be granted during a specified period to an employee, and under the terms of the option, the amount of compensation is based solely on an increase in the value of the common stock after the date of grant.

The maximum number of shares of common stock subject to options that can be awarded under the Plan to any person is 750,000 per year. The proposed amendment to the Plan will increase this amount to 1,000,000 per year. Notwithstanding the preceding, the maximum number of shares of common stock subject to options that can be awarded under the Plan to any person is 2,000,000, if the option is granted during the person’s first year of service in connection with such person’s hire by the Company.

U.S. Tax Consequences

Stock option grants under the Plan may be intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code or may be non-qualified stock options governed by Section 83 of the Internal Revenue Code. Generally, no federal income tax is payable by a participant upon the grant of a stock option and no deduction is taken by Motient. Under current tax laws, if a participant exercises a non-qualified stock option, he or she will have taxable income equal to the difference between the market price of the common stock on the exercise date and the stock option grant price. We will be entitled to a corresponding deduction on our income tax return. A participant will have no taxable income upon exercising an incentive stock option after the applicable holding periods have been satisfied (except that alternative minimum tax may apply), and we will receive no deduction when an incentive stock option is exercised. The treatment for a participant of a disposition of shares acquired through the exercise of an option depends on how long the shares were held and on whether the shares were acquired by exercising an incentive stock option or a non-qualified stock option. We may be entitled to a deduction in the case of a disposition of shares acquired under an incentive stock option before the applicable holding periods have been satisfied.

The American Jobs Creation Act of 2004 added Section 409A to the Internal Revenue Code, generally effective January 1, 2005. The IRS has so far issued only limited guidance on the interpretation of this new law. Section 409A covers most programs that defer the receipt of compensation to a succeeding year. It provides strict rules for elections to defer (if any) and for timing of payouts. There are significant penalties placed on the individual employee for failure to comply with Section 409A. However, it does not impact our ability to deduct deferred compensation.

As described above, awards granted under the Plan may qualify as “performance-based compensation” under Section 162(m) of the Tax Code in order to preserve our federal income tax deductions with respect to annual compensation required to be taken into account under Section 162(m) that is in excess of $1 million and paid to one of our five most highly-compensated executive officers. To so qualify, options and other awards must be granted under the Plan by a committee consisting solely of two or more “outside directors” (as defined under Section 162 regulations) and satisfy the Plan’s limit on the total number of shares that may be awarded to any one participant during any calendar year. In addition, for awards other than options to qualify, the grant, issuance, vesting or retention of the award must be contingent upon satisfying one or more of the performance criteria, as established and certified by a committee consisting solely of two or more “outside directors.”

For a discussion of our executive compensation philosophy, see “Compensation Discussion and Analysis” above.

New Plan Benefits

No options or restricted stock grants have been granted, nor are any proposed to be granted, that are contingent upon the approval by the Company’s stockholders of this proposal.

Equity Compensation Plans

The following table provides information as of December 31, 2006 with respect to shares of our common stock that may be issued under our existing equity compensation plans.

	A	B	C
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)

Equity Compensation Plans Approved by Stockholders (1)	366,066	$23.28	9,633,934
Equity Compensation Plans Not Approved by Stockholders (2)	-	-	-

Total	366,066	$23.28	9,633,934

(1) Consists of our 2002 Stock Option Plan and 2006 Equity Incentive Plan.
(2) Consists of our 2004 Restricted Stock Plan.
________________________

Recommendation of the Company’s Board

The Board of Directors unanimously approved the amendment of the 2006 Motient Corporation Equity Incentive Plan to (i) increase the number of shares of the Company’s common stock reserved for issuance thereunder by 5,000,000 shares to a total of 15,000,000 shares, and (ii) increase the maximum number of options issuable to any single individual in any year from 750,000 to 1,000,000 shares. The Board of Directors has determined that such amendment is advisable and in the best interests of the Company and the Company’s stockholders.

The Board of Directors recommends a vote FOR approval of the amendment of the 2006 Motient Corporation Equity Incentive Plan.

AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION
TO CHANGE THE NAME OF THE COMPANY TO TERRESTAR CORPORATION
(Proposal 3)

The Board of Directors has adopted resolutions approving, declaring advisable and recommending that the Company’s stockholders approve an amendment to Motient’s Restated Certificate of Incorporation, as amended, to change its corporate name from “Motient Corporation” to “TerreStar Corporation.” If approved, the change in corporate name will become effective upon the filing of a certificate of amendment with the Secretary of State of the State of Delaware. The Company currently plans to file the certificate of amendment as soon as reasonably practicable after receiving approval of the amendment from its stockholders.

If this proposal is approved, Article 1 of the Restated Certificate of Incorporation, as amended, will be amended to read in its entirety as follows:

“The name of the corporation is TerreStar Corporation (the “Corporation”).”

Purpose and Rationale for the Proposed Amendment

The Board is recommending the approval of the Company’s name change to reflect the transformation that the Company has experienced in recent years. In 2006, Motient undertook a series of transactions that restructured the Company, resulting in the sale of the Company’s legacy terrestrial business, the divesture of most of the Company’s investment in Mobile Satellite Ventures LP, and the acquisition of additional interests in TerreStar Networks Inc. The Board believes that changing the Company’s name to reflect the name of its primary subsidiary will further promote the national awareness of the Company in the minds of consumers, vendors, stockholders and the investment community.

Effect of the Proposed Amendment

If approved by stockholders, the change in corporate name will not affect the validity or transferability of any existing stock certificates that bear the name “Motient Corporation.” If the proposed name change is approved, stockholders with certificated shares should continue to hold their existing stock certificates. The rights of stockholders holding certificated shares under existing stock certificates and the number of shares represented by those certificates will remain unchanged. Direct registration accounts and any new stock certificates that are issued after the name change becomes effective will bear the name “TerreStar Corporation.”

Currently Motient’s stock is quoted on the pink sheets under the symbol “MNCP.PK.” If the proposed name change is approved, the stock will trade under a new trading symbol which has not yet been assigned.

If the proposal to change the corporate name is not approved, the proposed amendment to the Company’s Restated Certificate of Incorporation will not be made and its corporate name will remain unchanged.

Required Approvals

The affirmative vote of the holders of a majority of the total number of shares of common stock outstanding as of the record date will be required to approve this proposal. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

The Board recommends that you vote FOR the amendment to the Restated Certificate of Incorporation, and your proxy will be so voted unless you specify otherwise.

RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS
(Proposal 4)

The Audit Committee of our Board of Directors appointed the firm of Friedman LLP, independent auditors, for the fiscal year ended December 31, 2007. The Audit Committee is asking the stockholders to ratify this appointment. The affirmative vote of a majority of the shares represented and voting at the annual meeting is required to ratify the selection of Friedman LLP. Friedman LLP has served in this capacity since 2004.

In the event the stockholders fail to ratify the appointment, our Audit Committee will reconsider its selection. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and our stockholders.

The Company has invited representatives of Friedman LLP to participate in the annual meeting of stockholders, but is unsure if they will do so.

Audit Fees

The following table presents fees for professional services rendered by Friedman LLP and billed to us for the audit of our annual financial statements for the years ended December 31, 2006 and 2005, and fees for other services billed by Friedman LLP during those periods:

Fees	2006	2005
Audit fees	$675,397	$867,356

Audit-related fees	20,164	93,024

Tax fees	102,541	91,884

All other fees	0	0
Total	$798,102	$1,052,224

Audit Fees. Annual audit fees relate to services rendered in connection with the audit of the annual financial statements included in our annual report on Form 10-K, the quarterly reviews of financial statements included in our quarterly reports on Form 10-Q, registration statement consent procedures and audit and testing of the Company’s internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

Audit-Related Fees. Audit-related services include fees for consultations concerning financial accounting and reporting matters and for services in connection with our 401(k) Plan. Audit-related fees are disclosed as those audit-related fees paid during the specified fiscal year.

Tax Fees. Tax services include fees for tax compliance, tax advice and tax planning. Tax fees are disclosed as those tax fees paid during the specified fiscal year.

All Other Fees. Includes fees related to permitted corporate finance assistance and permitted advisory services.

Audit Committee Policies

The Audit Committee is solely responsible for the approval in advance of all audit and permitted non-audit services to be provided by the independent auditors (including the fees and other terms thereof), subject to the de minimis exceptions for non-audit services provided by Section 10A(i)(1)(B) of the Exchange Act, which services are subsequently approved by the Audit Committee prior to the completion of the audit. None of the fees listed above are for services rendered pursuant to such de minimis exceptions.

The Board of Directors recommends a vote FOR the ratification of the Audit Committee’s appointment of Friedman LLP as independent auditors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED
STOCKHOLDER MATTERS

The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of April 26, 2007 (unless otherwise indicated), by:

•	each person known by us to be a beneficial owner of five percent (5%) or more of our common stock;
•	each current director, each of whom is also a nominee for election as a director;
•	each executive officer named in the summary compensation table in Item 11 of this Annual Report; and
•	all current directors and executive officers as a group.

Shares outstanding is based on 84,478,855 shares of common stock outstanding (shares of common stock subject to options or warrants which are currently exercisable or will become exercisable within 60 days after April 26, 2007 or issuable upon conversion of preferred stock are deemed outstanding for computing the percentage for the person or group holding such shares or warrants, but are not deemed outstanding for computing the percentage for any other person or group).

Except as otherwise indicated, each person listed in the table has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable.

Name	Shares Owned	Percent of Class (2)
Directors and Executive Officers
Robert Brumley	-	-
Neil Hazard	-	-
Jeffrey Epstein	-	-
Michael Reedy	-	-
Dennis Matheson	-	-
Doug Sobieski	-	-
Myrna Newman	115,665	*
Christopher W. Downie	-	-
David Andonian, Director	45,000	*
William Freeman, Director	-	-
Jacques Leduc, Director	45,000	*
David Meltzer, Director	40,000	*
Current Directors and Officers as a Group (11 persons)	249,665	*
Other 5% Stockholders
Funds Affiliated with Harbert Management Corporation	23,367,711	26.5%
Funds Affiliated with Highland Capital Management	9,024,326	10.4%
Stanfield Offshore Leveraged Assets, Ltd.	7,752,871	9.0%
Funds Affiliated with Tudor Investment Corp.	5,294,814	6.2%
George W. Haywood	4,813,026	5.7%
BCE Inc.	4,531,213	5.4%
*Less than 1%.

Notes Regarding Beneficial Ownership Table:

•	The address for all officers and directors is c/o Motient Corporation, 12010 Sunset Hills Road, 6th Floor, Reston, Virginia 20190.

•	Robert H. Brumley. Mr. Brumley became our President and Chief Executive Officer on September 27, 2006 and was elected to our Board of Directors on August 4, 2006.

•	Neil L. Hazard. Mr. Hazard became our Executive Vice President, Chief Financial Officer and Treasurer on
September 27, 2006.

•	Jeffrey Epstein. Mr. Epstein became our General Counsel and Secretary on September 27, 2006

•	Michael Reedy. Mr. Reedy serves as Acting Chief Operating Officer, Senior Vice President-Network Operations of TerreStar Networks Inc., a majority-owned subsidiary of Motient.

•	Dennis Matheson. Mr. Matheson serves as Acting Chief Technology Officer, Senior Vice President- Satellite Operations of TerreStar Networks Inc., a majority-owned subsidiary of Motient.

•	Doug Sobieski. Mr. Sobieski serves as Senior Vice President-Wireless Networks of TerreStar Networks Inc., a majority-owned subsidiary of Motient.

•	Myrna Newman. Ms. Newman serves as our Chief Accounting Officer and Controller. As of April 26, 2007, Ms. Newman’s share ownership included 8,000 shares of common stock and 107,665 shares issuable upon exercise of currently vested stock options.

•	Christopher W. Downie. Mr. Downie served as our Executive Vice President, Chief Operating Officer and Treasurer until September 2006.

•	David Andonian. Includes 30,000 shares of restricted common stock and immediately exercisable options to purchase 15,000 shares of common stock, all of which options are vested.

•	William Freeman. Mr. Freeman was elected to our Board of Directors on January 31, 2007.

•	Jacques Leduc. Includes 30,000 shares of restricted common stock and immediately exercisable optionsto purchase 15,000 shares of common stock, all of which options are vested.

•	David B. Meltzer. Includes 25,000 shares of restricted common stock and immediately exercisable options to purchase 15,000 shares of common stock, all of which options are vested.

•	Funds Affiliated with Harbert Management Corporation. Pursuant to a Schedule 13D/A dated April 19, 2007, as filed with the Securities and Exchange Commission, Harbert Management Corporation reported that as of April. 26, 2007, it had shared voting and dispositive power over 23,367,711 shares of common stock, including 1,886 shares issuable upon exercise of warrants and 3,625,170 shares issuable upon conversion of shares of Series B Preferred Stock. Each of Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners Offshore Manager, L.L.C. and HMC Investors, L.L.C. reported shared voting and dispositive power over 18,180,780 shares of common stock; Harbinger Capital Partners Offshore Manager, L.L.C. and HMC Investors, L.L.C. each specifically disclaimed beneficial ownership in such shares except to the extent of its pecuniary interest therein. Each of Harbinger Capital Partners Special Situations Fund, L.P., Harbinger Capital Partners Special Situations GP, LLC and HMC - New York, Inc. reported shared voting and dispositive power over 5,186,931 shares of common stock; each specifically disclaimed beneficial ownership in such shares except to the extent of its pecuniary interest therein. Philip Falcone, Raymond J. Harbert and Michael D. Luce reported shared voting and dispositive power over 23,367,711 shares of common stock; each specifically disclaimed beneficial ownership in such shares except to the extent of his pecuniary interest therein. The mailing address of Harbert Management Corporation is One Riverchase Parkway South, Birmingham, Alabama 35244.

•	Funds Affiliated with Highland Capital Management, L.P. Pursuant to a Schedule 13D/A dated November 15, 2006, as filed with the Securities and Exchange Commission, Highland Capital Management, L.P., and certain affiliated entities reported that as of November 15, 2006, it and certain affiliated entities had sole voting and dispositive power over 9,024,326 shares of common stock, including 2,700,270 shares issuable upon conversion of shares of Series A Preferred Stock. The mailing address of Highland Capital Management, L.P. is Two Galleria Tower, 13455 Noel Road, Suite 800, Dallas, Texas 75240.

•	Stanfield Offshore Leveraged Assets, Ltd. Share ownership includes 6,042,700 shares of common stock and 1,710,171 shares issuable upon conversion of shares of Series B Preferred Stock.

•	Funds Affiliated with Tudor Investment Corporation. Pursuant to a Schedule 13G/A dated February 14, 2007, as filed with the Securities and Exchange Commission, Tudor Investment Corporation reported that as of December 31, 2006, it had shared voting and dispositive power over 4,836,083 shares of common stock, including 133,371 shares issuable upon exercise of warrants, through Tudor Proprietary Trading, L.L.C., The Altar Rock Fund, L.P., The Raptor Global Portfolio, Ltd., and The Tudor BVI Global Portfolio Ltd. This amount includes warrants to purchase 233,371 shares of common stock. Because Tudor Investment Corporation is the sole general partner of Altar Rock and provides investment advisory services to Raptor Portfolio and BVI Portfolio, Tudor Investment Corporation may be deemed beneficially to own the shares of common stock owned by each. Tudor Investment Corporation expressly disclaimed such beneficial ownership. Because Paul Tudor Jones is the controlling shareholder of Tudor Investment Corporation and the indirect controlling equity holder of Tudor Proprietary Trading, Mr. Jones may be deemed beneficially to own the shares of common stock deemed beneficially owned by Tudor Investment Corporation and Tudor Proprietary Trading. Mr. Jones expressly disclaimed such beneficial ownership. Because Mr. Pallotta is the portfolio manager of Tudor Investment Corporation and Tudor Proprietary Trading, Mr. Pallotta may be deemed beneficially to own the shares of common stock deemed beneficially owned by Tudor Investment Corporation and Tudor Proprietary Trading. Mr. Pallotta expressly disclaimed such beneficial ownership. The mailing address of Tudor Investment Corporation is 1275 King Street, Greenwich, Connecticut 06831.

•	George W. Haywood. Pursuant to a Schedule 13G/A dated February 14, 2007, as filed with the Securities and Exchange Commission, Mr. Haywood reported that as of December 31, 2006, he had sole voting and dispositive power over 4,813,026 shares of common stock (including 81,340 shares owned by Mr. Haywood’s children and 609,686 shares underlying warrants) and shared voting and dispositive power over 64,000 shares of common stock. His mailing address is c/o Cronson & Vris, LLP, 380 Madison Avenue, 24th Floor, New York, New York 10017.

•	BCE, Inc. Pursuant to a Schedule 13D/A dated March 7, 2007, as filed with the Securities and Exchange Commission, BCE, Inc. reported that as of March 7, 2007, it had sole voting and dispositive power over 4,531,213 shares of common stock, and that its mailing address is 1000, rue de la Gauchetiere Ouest, Bureau 3700, Montreal, Quebec H3B 4Y7, Canada.

Certain Relationships and Related Transactions

We incurred expenses of $2,791,458 to related parties for service-related obligations for the year ended December 31, 2006. Of that amount, $1,300,833 was incurred to MSV for consulting services related to TerreStar. In addition in 2006, $1,125,000 in cash was paid to Communications Technology Advisors LLC, or CTA, a consulting and private advisory firm specializing in the technology and telecommunications sectors. We also incurred expenses of $365,625 in continuing operations to CTA’s founder, Jared Abbruzzese for his service as Chairman of the Board of TerreStar.

We incurred expenses of $13,051,000 to related parties for service-related obligations for the year ended December 31, 2005. Of that amount, $3,621,000 was incurred to MSV for consulting services related to TerreStar. In addition in 2005, $1,773,000 in cash and $7,657,000 in stock-based compensation incurred to CTA. At December 31, 2005, the Company had accrued $699,000 related to the services provided by MSV. Also at December 31, 2005 there was a $70,000 payment-in-transit to MSV for services included in the above amount.

NO INCORPORATION BY REFERENCE OF CERTAIN PORTIONS OF THIS PROXY STATEMENT

Notwithstanding anything to the contrary set forth in any of our previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by us under those statutes, the Audit Committee Report is not to be incorporated by reference into any such prior filings, nor shall such report be incorporated by reference into any future filings made by us under those statutes.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, the Company’s directors, its executive officers, and any persons holding more than ten percent of a registered class of the Company’s equity securities are required to report their ownership of the Company’s common stock and other equity securities and any changes in that ownership to the SEC. Based solely upon a review of forms received by us and written representations of the reporting persons, we believe that all filing requirements applicable to the Company’s officers, directors and greater than 10% stockholders have been met for the fiscal year ended December 31, 2006. All such forms have since been filed.

2006 ANNUAL REPORT

We filed an annual report on Form 10-K with the Securities and Exchange Commission on March 30, 2007 and an annual report on Form 10-K/A with the Securities and Exchange Commission on April 27, 2007. Stockholders may obtain a copy of this report, without charge, by writing to the attention of Investor Relations, at our principal executive offices, located at 12010 Sunset Hills Road, 9th Floor, Reston, Virginia 20190.

THE BOARD OF DIRECTORS OF MOTIENT CORPORATION

June 12, 2007

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Motient Corporation

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS — JULY 12, 2007

This Proxy is Solicited on Behalf of the Board of Directors of the Company.

The undersigned hereby constitutes and appoints Jeffrey W. Epstein, true and lawful agent and proxy (“Proxy”), with full power of substitution and revocation, to attend the annual meeting of stockholders of Motient Corporation to be held at 10:00 a.m., local time, on July 12, 2007, at 12010 Sunset Hills Road, 9th Floor, Reston, Virginia 20190, and any adjournment thereof, and thereat to vote all shares of common stock, par value $0.01 per share, of the Company, which the undersigned would be entitled to vote if personally present upon the matters set forth on the reverse side and such other business as may properly come before the meeting or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder and in accordance with the judgment of the Proxies as to other matters. If directed by the undersigned to vote for the nominees, or if no direction is made, the votes represented by this proxy will be voted FOR the five nominees listed on the reverse side, provided, however, that (i) if directed by the undersigned to withhold votes from one or more nominees, the votes represented by this proxy will be voted FOR the remaining nominees as set forth above, and (ii) if, prior to the election, any such nominee shall be unable to serve or for good cause will not serve, the Proxies may vote for such other persons as may be nominated. If no direction is made, this proxy will be voted FOR Proposals 2, 3 and 4. This proxy will be voted in the discretion of the Proxies upon the approval of minutes of prior meetings of the stockholders if such approval does not amount to ratification of the action taken at that meeting and such other business as may properly come before the meeting or any adjournment thereof. The undersigned hereby revokes any proxy or proxies heretofore given to vote such shares at said meeting or any adjournments thereof.

The undersigned hereby acknowledges prior receipt of a copy of the Notice of Annual Meeting of Stockholders and proxy statement related to the July 12, 2007 annual meeting of the stockholders of Motient Corporation. This proxy may be revoked at any time before it is voted by returning a later-dated, signed proxy card, delivering a written notice of revocation at any time before it is voted by returning a later-dated, signed proxy card, delivering a written notice of revocation to Computershare, 250 Royall Street, Canton, MA 02021 or voting in person at the meeting.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED POSTAGE PREPAID ENVELOPE.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	X

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.
1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold
01 - William Freeman	☐	☐	02 - David Andonian	☐	☐	03 - Robert Brumley	☐	☐
04 - Jacques Leduc	☐	☐	05 - David Meltzer	☐	☐

2. Proposal to amend the 2006 Motient Corporation Equity	For	Against	Abstain	3. Proposal to amend the Motient Restated Certificate of Incorporation, as amended, to change the orporate name to TerreStar Corporation.	For	Against	Abstain
Incentive Plan.	☐	☐	☐		☐	☐	☐

4. Proposal to ratify appointment of Friedman LLP as	☐	☐	☐
independent auditors for the fiscal year ending
December 31, 2007.

B	Non-Voting Items
Change of Address — Please print new address below.		Comments — Please print your comments below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.
Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box
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